                                                                      Exhibit 11


                                 CEM CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996


                                                         1997            1996
                                                     ----------      ----------

NET INCOME ....................................      $  391,000      $  676,000
                                                     ==========      ==========

Weighted average number of shares outstanding .       3,534,000       3,650,000

Number of shares purchasable upon exercise
    of options, reduced by the number of shares
    which could have been purchased with
    proceeds from exercise of such options at
    average market price ......................          12,000         132,000
                                                     ----------      ----------

Weighted average number of shares outstanding,
    as adjusted ...............................       3,546,000       3,782,000
                                                     ==========      ==========

PRIMARY EARNINGS PER SHARE ....................      $      .11      $      .18
                                                     ==========      ==========



NET INCOME ....................................      $  391,000      $  676,000
                                                     ==========      ==========

Weighted average number of shares outstanding .       3,534,000       3,650,000

Number of shares purchasable upon exercise
    of options, reduced by the number of shares
    which could have been purchased with
    proceeds from exercise of such options at
    the greater of period-end market price or
    average market price ......................          12,000         138,000
                                                     ----------      ----------

Weighted average number of shares outstanding,
    as adjusted ...............................       3,546,000       3,788,000
                                                     ==========      ==========

EARNINGS PER COMMON SHARE,
    ASSUMING FULL DILUTION ....................      $      .11      $      .18
                                                     ==========      ==========

                                                                      Exhibit 11

                                 CEM CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                FOR THE NINE MONTHS ENDED MARCH 31, 1997 AND 1996


                                                        1997            1996
                                                     ----------      ----------

NET INCOME ....................................      $1,102,000      $2,354,000
                                                     ==========      ==========

Weighted average number of shares outstanding .       3,537,000       3,633,000

Number of shares purchasable upon exercise
    of options, reduced by the number of shares
    which could have been purchased with
    proceeds from exercise of such options at
    average market price ......................          22,000         126,000
                                                     ----------      ----------

Weighted average number of shares outstanding,
    as adjusted ...............................       3,559,000       3,759,000
                                                     ==========      ==========

PRIMARY EARNINGS PER SHARE ....................      $      .31      $      .63
                                                     ==========      ==========



NET INCOME ....................................      $1,102,000      $2,354,000
                                                     ==========      ==========

Weighted average number of shares outstanding .       3,537,000       3,633,000

Number of shares purchasable upon exercise
    of options, reduced by the number of shares
    which could have been purchased with
    proceeds from exercise of such options at
    the greater of period-end market price or
    average market price ......................          22,000         137,000
                                                     ----------      ----------

Weighted average number of shares outstanding,
    as adjusted ...............................       3,559,000       3,770,000
                                                     ==========      ==========

EARNINGS PER COMMON SHARE,
    ASSUMING FULL DILUTION ....................      $      .31      $      .62
                                                     ==========      ==========